SCHEDULE A

                                      FUNDS

NAME OF FUND                                                       ANNUAL RATE OF           EFFECTIVE DATE
                                                                   AVERAGE DAILY
                                                                   NET ASSETS
First Trust Dow Jones Select MicroCap Index(SM) Fund               0.50%                    September 24, 2005

First Trust Value Line(R) Arithmetic Index Fund                    [0.50%]

First Trust Morningstar(R) Dividend Leaders(SM) Index Fund         0.30%                    March 15, 2006

First Trust NASDAQ-100 Equal Weighted Index(SM) Fund               0.40%                    April 25, 2006

First Trust NASDAQ-100-Technology Sector Index(SM) Fund            0.40%                    April 25, 2006

First Trust Ibbotson Core U.S. Equity Allocation Index Fund        [0.50%]

First Trust IPOX-100 Index Fund                                    0.40%                    April 13, 2006

First Trust AMEX(R) Biotechnology Index Fund                       0.40%                    June 23, 2006

First Trust DB Strategic Value Index Fund                          0.50%                    July 11, 2006

First Trust Dow Jones Internet Index(SM) Fund                      0.40%                    June 23, 2006

First Trust NASDAQ-100 Ex-Technology Sector Index(SM) Fund         0.40%                    February 14, 2007

First Trust NASDAQ(R) Clean Edge(R) U.S. Liquid Series Index Fund  0.40%                    February 14, 2007



First Trust Value Line(R) Equity Allocation Index Fund             0.50%                    October 13, 2006

First Trust Value Line(R) Dividend Fund                            0.50%                    October 13, 2006

First Trust S&P REIT Index Fund                                    [0.__%]

First Trust ISE-Revere Natural Gas Index Fund                      [0.__%]

First Trust ISE Water Index Fund                                   [0.__%]

First Trust ISE Chindia Index Fund                                 [0.__%]

First Trust Value Line(R) 100 Exchange-Traded Fund                    0.50%                 March 21, 2007